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                                                                     EXHIBIT 5.1

                                 Bryan Cave LLP
                             120 Broadway, Suite 300
                           Santa Monica, CA 90401-2305
                            Telephone: (310) 576-2100
                            Facsimile: (310) 576-2200




                                October 27, 2000

Board of Directors
Ixia
26601 West Agoura Road
Calabasas, California 91302

                  Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

                  We have acted as special counsel for Ixia, a California corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, to be filed with the Securities and Exchange Commission (the "Commission") on October 27, 2000, in connection with the registration under the Act of an aggregate of 14,880,000 shares (the "Shares") of the Company's Common Stock, without par value ("Common Stock"), as follows:

                  (a) 14,300,000 shares of Common Stock which may be issued upon exercise of options granted or to be granted pursuant to the Company's 1997 Stock Option Plan, as amended (the "1997 Plan");

                  (b) 300,000 shares of Common Stock which may be issued upon exercise of options granted or to be granted pursuant to the Company's Employee Stock Purchase Plan (the "Purchase Plan");

                  (c) 200,000 shares of Common Stock which may be issued upon exercise of options granted or to be granted pursuant to the Company's Director Stock Option Plan (the "Director Plan"); and

                  (d) 80,000 shares of Common Stock which may be issued upon exercise of warrants granted to a director of the Company (such warrants and the 1997 Plan, the Purchase Plan and the Director Plan are referred to collectively herein as the "Plans").

                  In connection with the preparation of the Registration Statement and the proposed issuance and sale of the Shares in accordance with the Plan and the Form S-8 prospectuses to be delivered to participants in the Plans, we have made certain legal and factual examinations and inquiries and examined, among other things, such documents, records, instruments, agreements, certificates and




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matters as we have considered appropriate and necessary for the rendering of this opinion. We have assumed for the purpose of this opinion the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies, and the genuineness of the signatures thereon. As to various questions of fact material to this opinion, we have, when relevant facts were not independently established, relied, to the extent deemed proper by us, upon certificates and statements of officers and representatives of the Company.

                  Based on the foregoing and in reliance thereon and upon our review of applicable statutes and case law, it is our opinion that the Shares have been duly authorized and, after the Registration Statement becomes effective and after any post-effective amendment required by law is duly completed, filed and becomes effective, and when the applicable provisions of "Blue Sky" and other state securities laws shall have been complied with, and when the Shares are issued and sold in accordance with the Plans, the agreements which accompany each grant under the Plans and the Form S-8 prospectuses to be delivered to participants in the Plans, the Shares will be legally issued, fully paid and non-assessable.

                  We hereby consent to the inclusion of our opinion as Exhibit
5.1 to the Registration Statement and further consent to the reference to this firm in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission thereunder.

                  This opinion is rendered solely for your benefit in accordance with the subject transaction and is not to be otherwise used, circulated, quoted or referred to without our prior written consent. We are opining herein as to the effect on the subject transaction only of United States federal law and the internal (and not the conflict of law) laws of the State of California, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

                                 Very truly yours,

                                 /s/ BRYAN CAVE LLP

                                 BRYAN CAVE LLP